EXHIBIT 10.19

LOAN AND SECURITY AGREEMENT
(Line of Credit - All Assets)
Between
ROSS/FIALKOW CAPITAL PARTNERS LLP, TRUSTEE OF
BRIGHTEC CAPITAL TRUST as Lender
and
ADVANCED LUMITECH, INC.

Dated: June 8, 2006

          Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust established under Declaration of Trust dated June 8, 2006, and with a place of business at 38 Glen Avenue, Newton, Massachusetts 02459 (the “Lender”) is as of this date entering into a business loan arrangement with Advanced Lumitech, Inc., a Nevada corporation with a place of business at 8C Pleasant Street S., Natick, Massachusetts 01760 (the “Borrower”) for a line of credit loan (the “Loan”) to be evidenced by a certain Convertible Line of Credit Note (the “Note”), in the original principal amount of Seven Hundred and Fifty Thousand ($750,000.00) Dollars, dated of even date herewith and incorporated herein by reference, which shall be secured pursuant to the terms of this Agreement by, among other things, a security interest in all business assets of the Borrower, including a pledge of all its stock in its wholly owned subsidiary, Brightec S.A. (formerly Lumitech, S.A., “Brighter”) pursuant to a Stock Pledge Agreement. The obligations of the Borrower to the Lender are guaranteed by Brightec pursuant to a Corporate Guaranty, and are secured by Brightec’s Collateral Assignment and Security Interest in Patents. In consideration of its agreement to extend the Loan, the Borrower has granted the Lender a Stock Purchase Warrant, pursuant to which the Lender has the option to acquire up to 1,500,000 shares of Borrower’s Common Stock at a purchase price of 12 cents ($0.12) per share for a three year period following the date of this Agreement. The Lender also has the option to convert all or any portion of the Loan to Borrower’s Common Stock at a purchase price of 12 cents ($0.12) per share. This Agreement, the Note, the Stock Purchase Warrant, the Stock Pledge Agreement, the Corporate Guaranty of Brightec and its Collateral Assignment and Security Interest in Patents and all other documents executed in connection with the Loan shall hereinafter be referred to as the “Loan Documents”. Upon full and final irrevocable payment or conversion of the Note in accordance with the terms thereof, all Obligations of the Company to the Holder hereunder (except (i) as they relate to its obligations to the Holder as a shareholder to the extent the Note has been converted to common stock of the Company, (ii) any obligations of the Company to the Holder pursuant to the Stock Purchase Warrant; any (iii) indemnity obligations to the extent any indemnifiable claims have been asserted against the Holder) shall terminate, and all security granted or pledged to the Lender to secure the Company’s Obligations hereunder as well as Brightec’s obligations under its Corporate Guaranty shall be terminated or reassigned, as the case may be.

          NOW THEREFORE, for good and valuable consideration the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.     THE LOAN

                    1.1            Credit Limit.  Subject to the terms and provisions of this Agreement, the Lender hereby establishes a line of credit in Borrower’s favor in the amount of up to Seven Hundred and Fifty Thousand ($750,000.00) Dollars (the “Credit Limit”). The aggregate principal amount of the Loan outstanding will not exceed the Credit Limit at any time.

                    1.2            Loans.  Lender agrees, subject to the terms and conditions of this Agreement, from time to time make advances to the Borrower hereunder upon Borrower’s written request made at least three (3) business days in advance of funding, which request shall be made no more frequently than monthly. The Loan shall be repayable on the Termination Date as defined in Section 1.6 and shall be conclusively evidenced by Lender’s records of advances and repayments as set forth in Schedule “A” to the Note. All advances by Lender to Borrower under this Agreement and under any other agreement between Borrower and Lender constitute one general fluctuating Loan, and all indebtedness of Borrower to Lender under this and under any other agreement constitute one general Obligation. Each advance to Borrower hereunder or otherwise shall be made upon the security of all of the Collateral held and to be held by Lender. Once repaid, amounts borrowed hereunder may not be reborrowed.

                    1.3            Interest.  The aggregate principal Loan balance outstanding shall bear interest thereon at a fixed per annum rate equal to twenty (20%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days), which shall be payable monthly in arrears on the 8th day of each month, commencing July 8, 2006.

                    1.4            Commitment Fee.  In consideration of Lender’s commitment to grant the Loan to the Borrower. Lender shall have earned, and Borrower shall pay Lender from the initial advance of Loan proceeds, a commitment fee of five percent (5%) of the Credit Limit, or $37,500.

                    1.5            Warrant.  In consideration of Lender’s commitment to grant the Loan to the Borrower, and as a condition precedent to Lender’s obligation to grant the Loan, Borrower shall execute and deliver to Lender a Stock Purchase Warrant in form satisfactory to Lender, pursuant to which Borrower shall grant the Lender the right to purchase up to 1,500,000 shares of Borrower’s Common Stock at a purchase price of 12 cents ($0.12) per share for a three year period following the date of this Agreement.

                    1.6            Loan Termination Date; Conversion Option.  The Loan, all accrued interest and any other Obligations due Lender shall be payable on the sooner to occur of (i) May 31, 2007 (the “Termination Date”) or such later date as may be agreed to by the Lender in writing in its sole discretion; (ii) acceleration and demand by reason of an Event of Default as defined below. At the Lender’s option, to be exercised in writing prior to May 31, 2007, all or any portion of the Loan as may be outstanding as of the date of such exercise may be converted at any time to common stock of the Borrower at a purchase price of 12 cents ($0.12) per share, as provided in the Note.

                    1.7            Cross-Default and Cross-Collateral.  All of the rights of Lender contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Lender and Borrower. Any default of this Agreement by Borrower shall constitute, likewise, a default by Borrower of any other existing agreement with Lender, and any default by Borrower of any other agreement with Lender shall constitute a default of this Agreement.

          SECTION 2.     SECURITY INTEREST AND REPRESENTATIONS REGARDING COLLATERAL

                    2.1            Grant.  To induce Lender to grant the Loan, Borrower hereby grants to Lender a continuing security interest in all of the Borrower’s personal property and business assets, including but not limited to the following property (collectively, the “Collateral”):

          All equipment, machinery, furniture, trade fixtures and motor vehicles and all tangible personal property or goods, utilized in the conduct of the Borrower’s business, and all replacements or substitutions therefore and all accessions thereto;

          All inventory, including all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower, and all farm products;

          All accounts, accounts receivable, contract rights (meaning rights of the Borrower to payment under contracts not yet earned by performance and not evidenced by instruments or chattel paper, including any rights of Borrower under any licensing agreements, joint venture agreements or any other agreement or contract pursuant to which Borrower may be entitle to receive fees, royalties, or other payments), chattel paper, regardless of whether or not they constitute proceeds of other Collateral; and all rights under all licenses, permits, leases, contracts, governmental approvals, franchises, applications for any of the foregoing, renewals for any of the foregoing and similar rights and privileges;

          All general intangibles, regardless of whether or not they constitute proceeds of other Collateral, including, without limitation, all of the Borrower’s rights to tax refunds and all the Borrower’s rights (which the Lender may exercise or not as it in its sole discretion may determine) to acquire or obtain goods and/or services with respect to the Collateral, All liens, guaranties, securities, rights, remedies and privileges pertaining to any of the Collateral, including the right of stoppage in transit;

          All obligations owing to the Borrower of every kind and nature; all chosen in action, and all “payment entitlements,” “commercial tort claims,” and all “letter of credit rights,” as such terms are defined in the Uniform Commercial Code;

          All goodwill, trade secrets, computer programs and data and all storage media containing computer programs, source codes and data, customer lists and mailing lists, trade names, trademarks, trade name and trade mark applications, patents and patent applications, copyrights and copyright applications, in each case whether or not registered or filed, All documents and instruments (whether negotiable or nonnegotiable, and regardless of their being attached to chattel paper);

          All books and records relating to the conduct of the Borrower’s business including, without in any way limiting the generality of the foregoing, those relating to its accounts, customer and mailing lists, and other records relating to the business, assets, liabilities or capital of Borrower, all summaries, compilation, disks, tapes, printouts, periodicals directories, catalogues, publications and other documents and media where the fore going is stored or embodied, and any source codes relating to any of the foregoing;

          All deposit accounts maintained by the Borrower with any bank, trust company, investment firm or fund, or any similar institution or organization.

          All “investment property” as such term is defined in the Uniform Commercial Code, including but not limited to all Borrower’s stock in Brightec.

          All products of and accessions to any of the Collateral, and all proceeds of Collateral of every kind and nature in whatever form, including, without limitation, both cash and noncash proceeds resulting or arising from the rendering of services or the licensing of patents or other rights or interests by the Borrower or the sale or other disposition by the Borrower of any Collateral.

                    2.2       Obligations Secured.  The security interest of Lender in the Collateral and all other security granted to the Lender as collateral for the Loan and shall secure the payment and performance of all liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, whether pursuant to and in connection with the Loan or otherwise and including all other obligations of the Borrower to the Lender whether now existing or hereinafter acquired or contracted, all interest and other charges chargeable to the Borrower or due from the Borrower to the Lender from time to time, and all costs and expenses referred to in this Agreement (all hereinafter called “Obligations”).

                    2.3       Additional Actions; Brightec Stock Pledge Agreement.  Borrower shall perform any and all further steps requested by Lender to perfect Lender’s security interest in the Collateral. Borrower hereby authorizes the Lender to file such UCC financing statements or other documents or instruments as Lender deems necessary to perfect and protect Lender’s security interest in the Collateral. In addition, as a condition precedent to Lender’s obligation to grant the Loan, Borrower shall execute and deliver to Lender a separate Stock Pledge Agreement, pursuant to which Borrower shall pledge to Lender all Borrower’s stock in Brightec, and in connection therewith shall deliver to the Lender all original stock certificates and a stock power, and such other documents as Lender may require, such documents to be in such form as may be required by Lender.

                    2.4       Brightec Corporate Guaranty and Collateral Assignment and Security Interest in Patents.  As an additional condition precedent to Lender’s obligation to grant the Loan, Brightec shall execute and deliver to Lender a Corporate Guaranty and a Collateral Assignment and Security Interest in Patents in such form as may be required by Lender.

                    2.5       Title to Collateral.  At the date hereof the Borrower is (and as to Collateral that the Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender hereby), credits, defenses, recoupments, set-offs or counterclaims whatsoever. The Borrower has and will have full power and authority to grant to the Lender a security interest in the Collateral, and the Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business or as otherwise as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of the Borrower’s right, title or interest therein), to any person other than the Lender. The Borrower will warrant and defend the Lender’s right to and interest in the Collateral against all claims and demands of all persons.

                    2.6       Additional Collateral.  It is the intention of the Borrower that the Collateral granted to the Lender includes all Borrower’s tangible and intangible assets and that the Lender have a perfected first priority security interest therein. To the extent that Borrower acquires any new assets, interests or rights in any Collateral, Borrower shall immediately notify Lender of such new Collateral and shall take all necessary steps required by Lender to insure that Lender shall have a perfected first priority security interest in any such new Collateral. New Collateral shall include, but shall not be limited to, any new license or sales agreements or joint venture agreements or other agreements with third parties for the generation of fees, royalties or income for the exploitation of any of Borrower’s or Brightec’s patents, procedures or other intellectual property rights. Notwithstanding the foregoing Borrower shall not be obligated to notify Lender of new collateral transactions that are within the ordinary course of its business, the intent being that such notification obligations shall be limited to such new collateral that is of material consequence to Borrower’s financial condition and comprises a significant portion of its assets.

                    2.7       Taxes.  Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Lender may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and the Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it.

          SECTION 3.     REPRESENTATIONS AND WARRANTIES

          Borrower hereby represents and warrants as follows:

                    3.1            Organization.  Borrower is a duly organized, validly existing public corporation organized under the laws of the State of Nevada, with full power and authority to own its property and assets and to conduct its business in the manner and in the places in which it has been and is now being conducted. Borrower is qualified to do business in, and is in good standing under the laws of the Commonwealth of Massachusetts and each other state where failure to qualify would materially adversely affect its business.

                    3.2          Authority.  Borrower has taken all action that may be required by its charter documents, the laws of the state of incorporation and all other applicable laws to authorize the execution, delivery and performance of this Agreement and the Loan Documents. Borrower has disclosed to Lender that as of the date of this Agreement there are insufficient authorized shares of the common stock of the Borrower to allow for conversion of this Note or the exercise of the Warrant in accordance with their respective terms. Borrower shall prior to May 31, 2007 have obtained all necessary authorization to increase the amount of its authorized shares in an amount sufficient to allow for such conversion and exercise.

                    3.3          No Obstacles to Transaction.  The execution, delivery and performance by Borrower of this Agreement and the other documents executed in connection herewith will not violate any provision of Borrower’s charter documents, the laws of the state of its incorporation or any other applicable law, rule, regulation or order and will not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Borrower under, or result in the acceleration of any obligation under, the terms of any agreement or document binding upon Borrower (other than in favor of Lender), in respect of. which Borrower represents that it has obtained all necessary consents and/or waivers.

                    3.4          Ownership of Assets.  Borrower has good and marketable title to all its properties and assets including, but not limited to, those reflected on its balance sheet except as such properties or assets have been disposed of in the ordinary course of business since the date of the balance sheet, and all Borrower’s properties and assets are free and clear of all liens, restrictions and encumbrances.

                    3.5          Litigation; Compliance with Law.  There are no actions, suits, proceedings or investigations threatened or pending against or affecting Borrower, its agents, servants, or employees, while in the course of the Borrower’s business and arising out of that business, or Borrower’s assets whether Borrower is plaintiff or defendant, and Borrower is not in default with respect to any order, judgment, decree or award of any court, agency or governmental authority, except for its failure to timely file required quarterly and annual reports with the SEC, which Borrower represents shall be brought current on or before December 31, 2006,

                    3.6          Accuracy of Financial Information.  Borrower has furnished to Lender such financial statements, including balance sheets and statements of profit (or loss) and other information about Borrower’s financial condition as the Lender shall have requested. These financial statements and other information fairly present the financial condition of Borrower for the periods then ended, reflect all known liabilities, direct or contingent, and its financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the assets, liabilities, financial condition or business of the Borrower since the date of Borrower’s most recent financial statements, or other information delivered to Lender before or after the date of this Agreement.

                    3.7          Borrower’s Principal Place of Business.  Borrower warrants that (all the records concerning Borrower’s business and the Collateral are located and shall remain at the address set forth on the first page hereof.

                    3.8          Cornell Capital Partners Stock Purchase Commitment.  Borrower warrants that prior to its first request for a Loan advance hereunder, that certain May 17, 2006 Standby Equity Distribution Agreement Term Sheet (setting forth the proposed terms and conditions under which Cornell Capital Partners, LP will agree purchase up to $10,000,000 of Borrower’s common stock) shall have been executed and a copy thereof furnished to Lender by Borrower. Borrower shall furnish Lender with a true copy of its final definitive agreement with Cornell Capital Partners, LP (the “Cornell Capital Partners Stock Purchase Commitment”) promptly upon its execution, and keep Lender informed as to the status of such transaction.

          SECTION 4.    AFFIRMATIVE COVENANTS

                    4.1          Payments of Liabilities.  Borrower shall pay all liabilities as they become due to any creditor of the Borrower (other than liabilities that are subordinated to Borrower’s obligations to Lender), except that Borrower will not be obligated to pay any such liability if the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and appropriate reserves therefor have been set aside.

                     4.2          Conduct of Business. Borrower shall keep in full force and effect its legal existence and all rights, licenses, permits, patents, leases, franchises and governmental approvals necessary for the conduct of its business and shall comply with all applicable federal, state and local laws and regulations. Borrower shall not engage in any business substantially different from its present business without Lender’s prior written consent, which consent shall not be unreasonably withheld.

                    4.3          Preservation and Maintenance of Collateral and Other Property.  Borrower shall (i) keep all of the Collateral and other property in good order and condition and shall make all necessary repairs, replacements, additions and improvements thereto consistent with its business requirements, and in the case of Borrower’s patents, take all necessary and reasonable steps to protect, preserve and promote and commercially exploit Borrower’s patents, (ii) pay all taxes, assessments or other charges on the Collateral when due, except where the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and appropriate reserves therefore have been set aside.

                    4.4          Insurance. Borrower shall maintain insurance including, but not limited to insurance covering the Collateral against such risks, with such insurers, in such form, and in such amounts as shall from time to time be required by Lender including, but not limited to, property and casualty insurance and fire and extended form coverage for one hundred (100%) percent replacement value, liability insurance, and workmen’s compensation insurance. All insurance policies shall be written so as to be payable in the event of loss to Lender as its interests may appear and shall provide for twenty (20) days’ written notice to Lender of cancellation or modification. Copies of all insurance policies shall be furnished to Lender upon Lender’s request for same.

                    4.5          Financial Records: Inspection.  Borrower shall at all times keep proper books of records and account, in which correct and complete entries shall be made of all its dealings, in accordance with generally accepted accounting practices. Borrower shall specifically maintain its books and records relating to the receipt and disbursement of the proceeds of the Note. Lender shall from time to time also be entitled to visit and inspect the Collateral and any of the properties and financial records of Borrower, which visits shall, in the absence of default, be on reasonable notice and at reasonable times, but no more frequently than quarterly.

                    4.6          Projections/ Budgets.  Borrower shall have delivered to Lender on or before August 31, 2006 a twelve month business plan of the Borrower and projections of its operating results, including a budget detailing all known and reasonably anticipated operating expenses, prepared on a monthly basis, which shall be approved by the Lender (the “Projections/Budget”). Within 30 days of the close of each calendar quarter, (or if waived by Lender, at such time as Lender requests the same) the Borrower shall provide the Lender with an update of the Projections/Budget. The Projections/Budget shall contain such substance and detail and shall be in such form as will be reasonably acceptable to the Lender.

                    4.7          SEC Compliance S1 Registration.  Borrower shall have filed all required filings with the Securities Exchange Commission (including its 2005 10 KSB, and 10Q1, 10Q2, and 10Q3 for 2006) and shall have filed its SI Registration no later than December 31, 2006. Borrower shall deliver to Lender copies of any of its SEC filings within ten (10) days of filing same.

                    4.8          Additional Financial Information.  Borrower shall from time to time deliver to Lender such other financial data and information as Lender may reasonably request.

                    4.9          Maintenance of Records.  Borrower covenants to keep accurate and complete records listing and describing the Collateral, including but not limited to schedules of all of Borrower’s patents and patent applications and any license, royalty or other agreements in respect thereof. When requested by Lender, Borrower shall give Lender a certificate listing and describing the Collateral. Lender shall have the right at any time to inspect the Collateral and to review and make copies of any records or other writings that relate to the Collateral or the general financial condition of Borrower, which inspections shall, in the absence of default, be on reasonable notice and at reasonable times. Lender may copy such records and access to copying facilities shall be provided by Borrower.

                    4.10          Notice of Loss.  Borrower shall notify Lender promptly of any loss of assets or assertion of liability outside the ordinary course of business involving more than $10,000, including but not limited to, any loss from theft, fire or other casualty or the occurrence of any personal injury whether or not covered by insurance.

                    4.11          Borrower’s Management.  For so long as the Borrower owes any Obligation to the Lender and as a condition to Lender’s initial Loan advance hereunder, the Borrower’s management team will be led by Patrick Planche.

          SECTION 5.     NEGATIVE COVENANTS

                    5.1            Distribution or Redemption.  Borrower shall not pay or accrue any dividend or make any other distribution either in cash or in kind with respect to its securities of any class, nor shall Borrower redeem, retire or purchase, either directly or indirectly any of its securities of any class without prior written consent from Lender.

                    5.2            Sale or Consolidation Name or Legal Entity Change:  Borrower shall not merge or consolidate with any other entity, nor shall Borrower sell, license, assign or sell or divest any of its assets, including but not limited to the Collateral (except for the sale of assets in the ordinary course of Borrower’s business) nor may it sell or transfer Borrowers capital stock or issue any additional shares of capital stock interests without the Lender’s prior written consent, which consent shall not be required in the case of the pending capital transaction with Cornell Capital Partners LP or its assigns, or the issuance of any shares pursuant to existing subscription agreements, warrants, convertible debentures or option agreements. Borrower shall not change its legal name or reconstitute its organizational structure in a manner that would change the state in which it is chartered as a legal entity without first notifying Lender at least thirty (30) days in advance of such event.

                    5.3            Encumbrances.  Borrower hereby warrants that Borrower has title to the Collateral and that there are no sums owed or claims, liens, security interests or other encumbrances against the Collateral except those in favor of Lender as they exist as of the date hereof. Borrower will not grant or suffer to exist any mortgage, pledge, security interest, lien, or encumbrance on the Collateral without Lender’s prior written consent. Borrower covenants to notify Lender of any claim, lien, security interest or other encumbrance made against the Collateral and shall otherwise defend the Collateral against any claim, lien, security interest or other encumbrance adverse to Lender.

                    5.4            Loans and Investments.  Borrower shall not make any loans, investments, advances, or other extraordinary payment to any person, firm or corporation except in the ordinary course of business, nor shall Borrower make any guaranty or endorse the indebtedness of any person, firm or corporation without Lender’s prior written consent.

                    5.5            Additional Indebtedness. Borrower shall not borrow any funds or become indebted to or obligated to or grant a security interest in its assets to any person, firm or corporation, whether directly, indirectly or contingently, without Lender’s prior express written approval, which approval shall not be unreasonably withheld, other than (i) for trade obligations arising in the ordinary course of business; (ii) the Obligations to Lender; (iii) obligations contemplated in the Budget/Projections as submitted to and approved by the Lender or as otherwise approved by the Lender in writing, (iv) or as may be consented to in writing by Lender.

                    5.6            Sale of Collateral.  Borrower shall not sell or otherwise dispose of any item of the Collateral except in the ordinary course of its business or in connection with a permitted capital transaction or license agreement and shall not use the Collateral in violation of any law.

                    5.7            Loans from Related Parties.  Borrower shall not make any payments respecting any debt or obligation of the Borrower to any Shareholders or their immediate family or to any officers of the Borrower or related parties to the Borrower.

          SECTION 6.     USE OF PROCEEDS AND PURPOSE OF LOAN ARRANGEMENT

          Borrower shall use the proceeds of the Loan for working capital purposes in connection with Borrower’s business.

          SECTION 7.     COLLECTION OF COLLATERAL PROCEEDS POWERS EXPENSES

                    7.1            At any time or times following the occurrence of an Event of Default, Borrower irrevocably appoints Lender its true and lawful attorney, with power of substitution, in the name of Borrower or in the name of Lender or otherwise for the use and benefit of Lender, but at the cost and expense of Borrower, without notice to Borrower or any of its representatives or successors except as may be required by applicable law, to demand, collect, receipt for and give renewals, extensions of any Collateral; to institute and to prosecute legal and equitable proceedings to realize upon the Collateral; to settle, compromise, compound or adjust claims in respect of any Collateral or any legal proceedings brought in respect thereof; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes.

                    7.2            At any time or times following the occurrence of an Event of Default, Borrower hereby irrevocably appoints Lender its true and lawful attorney, with power of substitution, to take control in any manner of any cash or non-cash items of payment or proceeds thereof; to endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, bills of lading, freight bills, chattel paper or other evidences of payment or Collateral that may come into Lender’s possession; to sign Borrower’s name on any invoices relating to any accounts or licenses, on drafts against account debtors and notices to account debtors or licensees; to sign Borrower’s name on any proof of claim in any bankruptcy proceeding for any account debtors or licensees; and to do all other acts and things necessary, in Lender’s sole judgment, to carry out this Agreement. In addition, at any time or times when Borrower is in default hereunder, Lender shall have the right to enter upon Borrower’s premises and to receive and open all mail directed to Borrower; provided, however, that Lender shall turn over to Borrower all of such mail not relating to Collateral. In the event of default, Lender shall have the right, in the name of Borrower, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Lender may designate, and Borrower shall make no subsequent change of address without the Lender’s written permission. Lender shall have the right also to turn over mail either to Borrower, or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of Borrower, in Lender’s sole discretion. All checks and other forms of remittance received as provided by Borrower shall be endorsed in such manner as Lender may designate. Lender may insert borrower’s signature or name in longhand, in typewriting or by rubber stamp. Every such endorsement, however signed or made, shall be deemed to be a valid endorsement of Borrower.

                    7.3            In the absence of an Event of Default, Borrower shall have the privilege of collecting its accounts, licensing fees and royalties for the account of and in trust for Lender. Lender may revoke such privilege at its option, at any time following the occurrence of an event of default by giving notification of its assignment of, or security interest in the Collateral to Borrower’s account debtors and licensees. Following the occurrence and during the continuance of an event of default, all moneys, checks, notes, drafts and other items of payment together with any and all relating vouchers, identifications, communications or other data received from account debtors and licensees collected or received by Borrower (or by any receiver, trustee or successor in interest of Borrower, or by any person acting on behalf of Borrower) in reference to the Borrower’s accounts, licensing fees and royalties shall belong to Lender and shall be immediately transmitted by Borrower to Lender at its office (or, directed by Lender, deposited in Lenders account as designated by Lender) in the original form in which the same are received and endorsed by Borrower. Borrower shall have no right and agrees not to commingle with its own funds or to use, divert or withhold any of the proceeds of any collections or proceeds if its accounts, licensing fees or royalties. Effective upon the occurrence and during the continuance of an Event of Default, Borrower shall divest itself of all dominion over its accounts, licensing fees and royalties and the proceeds thereof and collections received thereon. Borrower shall make entries on its books and records in form satisfactory to Lender disclosing the absolute and unconditional assignment of its accounts, licensing fees or royalties to Lender and shall keep a separate account on its record books of all collections received thereon. Should any suit or proceeding be instituted by or against Lender or Borrower upon any of the Collateral or for the collection or enforcement of any of its accounts, licensing fees or royalties, Borrower shall, without expense to Lender, make available such of its officers, employees, agents, books, records and files as Lender may deem necessary to make proper proof in court.

                    7.4            Lender shall be entitled to recover from Borrower (i) all damages sustained by Lender by reason of any misrepresentation, breach of warranty or breach of covenant of Borrower herein, express or implied, whether caused by the acts or defaults of Borrower, account debtors, licensees or others, (ii) all reasonable expenses which may be incurred by Lender in enforcing payment of any of its accounts, licensing fees or royalties or in attempting to enforce payment, or in realizing upon any Collateral, whether against any account debtor, licensee, Borrower or others, (iii) in supervising the records and proper management and disposition of the collection of its accounts, licensing fees or royalties, and (iv) in prosecuting or defending any proceeding arising from the efforts of Lender to recover any money or other thing of value or otherwise to enforce or protect any of Lender’s rights hereunder.

          SECTION 8.    EVENTS OF DEFAULT

                    8.1            If any of the following events, each an “Events of Default”, set forth below shall occur and be continuing the Lender may, but shall not be obligated to, accelerate the Loan and all other all Obligations, and make demand upon Borrower for full and immediate payment thereof:

                                   (a)          Failure of Borrower to pay in full any amounts due hereunder or under the Note within fifteen (15) days following written notice to Borrower of such payment default;

                                   (b)          Failure by the Borrower to perform, observe or comply with any other covenant, agreement, term or condition set forth in; Section 4 or 5 hereof provided however that in the case of such failures that are susceptible of being cured and do not fall within one of the other enumerated events set forth in this Section 8.1, such failures will not be deemed to be an default if cured or remedied with thirty (30) days of written notice of such default;

                                   (c)          If any material representation or warranty made by the Borrower in this Agreement or in any certificate, statement, or information furnished in writing to the Lender by, on behalf of or at the request of the Borrower proves to be untrue and incorrect when made or furnished;

                                   (d)          The (i) occurrence of any material loss, theft, damage or destruction of the Collateral to the extent not adequately covered by insurance, or (ii) issuance or making of any levy, seizure, attachment, execution or similar process on any material portion of the Collateral which levy, seizure, attachment, execution or similar process remains undischarged for a period of the sooner to occur of the expiration of the applicable appeals period or thirty (30) days;

                                   (e)          Either the Borrower shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iii) take any action for the purpose of effecting any of the foregoing;

                                   (f)          An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without the application, approval or consent of the Borrower by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking liquidation of the Borrower, or appointing a receiver, trustee, conservator or liquidator of the Borrower, or of all or a substantial part of its assets and the Borrower, by any act, indicates its approval thereof, consent thereto, or acquiescence therein, and such order, judgment, decree or case shall continue unstayed and in effect for a period of sixty (60) consecutive days;

                                   (g)          The dissolution, termination of existence, business failure, merger or consolidation (except as permitted in Section 5.2) of Borrower;

                                   (h)          Sale or transfer of any material assets of Borrower except in the ordinary course of business or as permitted in Section 5.2, without the prior written consent of the Lender;

                                   (i)          Failure of Borrower to pay when due any tax unless such tax obligation is being contested in good faith, adequate reserves have been set aside therefore, and the non payment of such obligation will not result in an adverse consequence to the Borrower’s business or the Collateral;

                                   (j)          A judgment or judgments for the payment of money shall be rendered against Borrower and any such judgment shall remain unsatisfied and in effect for a period of thirty (30) consecutive days without a stay of execution;

                                   (k)          Participation in any illegal or prohibited activity, whether or not related to the business of the Borrower, that may subject the assets of the Borrower to (i) a restraining order or any form of injunction issued by any federal or state court or (ii) seizure or forfeiture or confiscation by any federal or state government instrumentality;

                                   (l)          Any change in Borrower’s senior management structure from that set forth in Section 4.11 without Lender’s written approval, or the death of Patrick Planche;

                                   (m)          Such a change in the condition or affairs (financial or otherwise) of Borrower, which in the reasonable opinion of Lender, exercised in good faith, materially impairs Lender’s security or materially increases its risk;

                                   (n)          If any of the foregoing events, as applicable, shall occur with respect to Brightec; the Borrower’s failure to submit its S1 SEC registration by December 31, 2006; or

                                   (o)          the termination (or the failure to finalize and execute by March 31, 2007) for any reason of the Cornell Capital Partners Stock Purchase Commitment and the failure of Borrower to secure a comparable alternate equity investor or viable written commitment from an alternate lender to refinance the Borrower’s Obligations to Lender within 30 days of such termination.

                    8.2          Rights on Default.  Upon the occurrence and during the continuance of an event of a default under this Agreement, without further notice, Lender may:

                                   (a)          immediately accelerate the Obligations;

                                   (b)          perform any warranty, covenant or agreement which Borrower has failed to perform under this Agreement;

                                   (c)          take any other action which Lender deems reasonably necessary or desirable to protect its interest, including but not limited to exercising its rights as set forth in Section 6; and

                                   (d)          take any other action available to a Lender under the Uniform Commercial Code of Massachusetts, including without limitation, the right to take possession of the Collateral and/or sell the Collateral at public auction or private sale, in lots or in bulk, for cash or for credit, enter upon the Borrower’s premises for the purpose thereof.

          No course of dealing or delay or in taking or failing to take any other action with respect to any event of default shall affect Lender’s right to take such action at a later time. No waiver as to any one default or shall affect Lender’s rights upon any other default.

          Lender may exercise any or all of its rights on the occurrence of an Event of Default concurrently with or independently of and without regard to the provisions of any other document that secures the Borrower’s obligations to Lender.

          After the occurrence of an Event of Default, Borrower, upon demand by Lender, shall assemble the Collateral at Borrower’s cost and make it available to Lender at a place to be reasonably designated by Lender.

          The requirement of the Uniform Commercial Code that Lender give Borrower reasonable notice of any proposed sale or disposition of the Collateral shall be met if such notice is given to Borrower at least ten (10) days before the time of such sale or disposition.

                    8.3            Expenses.  Any payment made or expense reasonably incurred by Lender (including, without limitation, reasonable attorney’s fees and disbursements) in connection with the exercise of any right under the Loan Documents shall be payable on demand and shall be secured pursuant to the terms of this Agreement, and if not paid when requested, shall be deemed to be an advance of principal under the Loan and added to the Obligations of Borrower to Lender.

          SECTION 9.     MISCELLANEOUS PROVISIONS

                    9.1            Governing Law; Submission to Jurisdiction.  The laws of the Commonwealth of Massachusetts shall govern the validity, interpretation, enforcement and effect of this Agreement. Borrower hereby consents to the jurisdiction of all courts in said Commonwealth.

                    9.2            Severability.  In the event that any provision hereof be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be modified so as to make such provision valid, or if that is not possible, this Agreement shall be construed as not containing such provision, and in either event, the invalidity of such provision shall not affect the validity of any provision hereof and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

                    9.3            Waiver of Notice.  Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement by virtue of any applicable statute or law, and waives demand, protest, notice of protest, notice of demand or default or dishonor, notice of payments and non-payments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, accounts, contract rights, instruments, chattel paper, guaranties, and otherwise, at any time held by Lender on which Borrower may in any way be liable, notice of nonpayment of any and all accounts, (including any licensing fees or royalties), instruments or chattel paper, notice of any action taken by Lender unless expressly required by this Agreement.

                    9.4            Materiality.  All covenants, agreements, representations and warranties made by Borrower in the Loan Documents, notwithstanding any investigation by Lender, shall be deemed to be material and relied upon by Lender and shall survive the execution and delivery of this Agreement.

                    9.5            Successors and Assigns.  This Agreement and all documents executed in connection herewith shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of each party.

                    9.6            Modification.  This Agreement and the obligations of the parties hereto may not be modified without the written approval of Lender.

                    9.7            Interpretation.  Reference to the singular or the plural shall be deemed to include the other where the context requires.

                    9.8            Certain Waivers.  BORROWER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST LENDER OR BORROWER IN RESPECT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THE OBLIGATIONS, AS WELL AS ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO SPECIAL, INCIDENTIAL OR CONSEQUENTIAL DAMAGES.

                    This Agreement represents the entire Agreement between the parties and shall have the effect of an instrument under seal.

WITNESS:	ADVANCED LUMITECH, INC. d/b/a BRIGHTEC

/s/ David Geffen	By:	/s/ Patrick Planche

Patrick Planche

WITNESS:	ROSS/FIALKOW CAPITAL PARTNERS LLP, TRUSTEE OF BRIGHTEC CAPITAL TRUST

/s/ Jeffrey P. Ross	By:	/s/ Jay L. Fialkow

Jay L. Fialkow, Manager